Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Franco-Nevada Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Fees to Be Paid	Equity	Common Shares	457(o)	(1)	(1)	(2)	0.0000927	(3)
	Equity	Preferred Shares	457(o)	(1)	(1)	(2)	0.0000927	(3)
	Equity	Warrants	457(o)	(1)	(1)	(2)	0.0000927	(3)
	Debt	Debt Securities	457(o)	(1)	(1)	(2)	0.0000927	(3)
	Other	Subscription Receipts	457(o)	(1)	(1)	(2)	0.0000927	(3)
Fees Previously Paid	–	–	–	–	–	–		–
	Total Offering Amounts					$2,000,000,000		$185,400
	Total Fees Previously Paid							–
	Total Fee Offsets							$23,391.64
	Net Fee Due							$162,008.36

(1) There are being registered under this Registration Statement such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed US$2,000,000,000.

(3) On April 14, 2020, the Registrant filed a registration statement on Form F-10 (File No. 333-237671) (the “Prior Registration Statement”), amended on April 28, 2020 and declared effective on April 30, 2020, to register securities with an aggregate maximum offering price of US$2,000,000,000 and paid a registration fee of US$34,840 in connection therewith. As of the date of this registration statement, an aggregate of US$88,200,000 of securities registered on the Prior Registration Statement were issued and sold and an aggregate of US$1,911,800,000 securities remain unsold and unissued, which unsold and unissued securities are hereby deregistered. The Registrant previously paid US$23,391.64 in registration fees in connection with US$1,911,800,000 of unsold and unissued securities registered under the Prior Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act, US$23,391.64 is being offset against the total registration due for this registration statement. Accordingly, the registration fee to paid herewith is US$162,008.36.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Franco-Nevada Corporation	F-10	333-237671	April 14, 2020		$23,391.64	Equity/Debt/Other	(1)	$1,911,800,000	$1,911,800,000

(1) The Registrant registered under the Prior Registration Statement such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000.